Exhibit 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 5, 2004, except for the first paragraph of Note 10, for which the date is December 3, 2004, relating to the financial statements of Catalyst Lighting Group, Inc., which appears in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in such Registration Statement.


HEIN & ASSOCIATES LLP

Denver, Colorado
August 26, 2005